UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    August 14, 2006

ES BANCSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52178	20-4663714
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

68 North Plank Road, Newburgh, New York	12550
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(845) 561-0003

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 14, 2006, Empire State Bank (the “Bank”) completed its reorganization into a one-bank holding company structure with ES Bancshares, Inc. (the “Company”) serving as the publicly owned holding company. The reorganization into a one-bank holding company structure was consummated in accordance with the terms of the Agreement and Plan of Share Exchange (the “Agreement”) between the Bank and the Company whereby each share of Common Stock and each Common Stock Purchase Warrant in the Bank were converted into an equal number of shares of Common Stock and Common Stock Purchase Warrants in the Company. As a result, the Company now owns all of the Common Stock of the Bank. Shares of the Company’s Common Stock and the Company’s Common Stock Purchase Warrants are expected to replace the shares of the Bank’s Common Stock and the Bank’s Common Stock Purchase Warrants and trade on the OTC Bulletin Board on August 15, 2006 under the symbols “ESBS” and “ESBSW,” respectively.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: None

(b)	Pro Forma Financial Information: None

(c)	Shell Company Transactions: None

(d)	Exhibits: None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ES BANCSHARES, INC.

Date: August 14, 2006	By:	/s/ Anthony P. Costa
Anthony P. Costa
Chairman and Chief Executive Officer